EXHIBIT 99.1

CROSS COUNTRY HEALTHCARE ANNOUNCES FOURTH QUARTER AND FULL YEAR
2014 FINANCIAL RESULTS

BOCA RATON, Fla., March 4, 2015--Cross Country Healthcare, Inc. (NASDAQ: CCRN) today announced financial results for the fourth quarter and full year ended December 31, 2014.

FOURTH QUARTER FINANCIAL HIGHLIGHTS:

•	Revenue was $188.1 million, up 72% year-over-year and 8% on a pro forma basis*

•	Adjusted EBITDA was $6.2 million or 3.3% of revenue

•	Adjusted net income attributable to common shareholders per diluted share was $0.03

FULL YEAR FINANCIAL HIGHLIGHTS:

•	Revenue was $617.8 million, up 41% year-over-year

•	Adjusted EBITDA was $17.2 million or 2.8% of revenue

•	Adjusted net income attributable to common shareholders per diluted share was $0.09

* See discussion of Non-GAAP financial measures

William J. Grubbs, Chief Executive Officer, said, “2014 was a transformational year for Cross Country Healthcare with both organic and acquisition growth, improved profitability, expansion of our branch footprint, additions to our workforce solutions portfolio, and an increase in market share.  We expect to reach our goal of an Adjusted EBITDA margin in excess of 5% in the fourth quarter of 2015 and 8%, on a run-rate basis, during 2017.”

Grubbs continued, “Throughout the fourth quarter, demand for our services remained strong and resulted in pro forma year-over-year revenue growth of 8.4%, accelerating from 6.8% in the third quarter. Excluding a non-cash adjustment for unamortized insurance premiums, our underlying Adjusted EBITDA would have been 3.8% of revenue, up from 3.5% in the third quarter.”

Fourth quarter consolidated revenue was $188.1 million, an increase of 72% from the same quarter last year and essentially flat sequentially. On a pro forma basis, revenue was up 8% from the prior year. The Company's consolidated gross profit margin was 25.3%, down 90 basis points from the same quarter last year and up 30 basis points sequentially. Adjusted EBITDA was $6.2 million or 3.3% of revenue, as compared with $1.8 million or 1.6% of revenue in the prior year quarter (see table titled “Reconciliation of Non-GAAP Financial Measures”). Net loss attributable to common shareholders was $20.2 million or $0.65 per diluted share primarily due to a combination of a $10.0 million ($9.1 million after taxes) trade name impairment charge, $9.4 million non-cash change in the fair value of convertible note derivative liability, and $2.5 million of acquisition and integration costs. This compared with a net loss of $52.6 million or $1.69 per diluted share in the prior year quarter. Adjusted net income attributable to common shareholders for the fourth quarter of 2014 was $0.03 per diluted share.

For the year ended December 31, 2014, consolidated revenue was $617.8 million, an increase of 41% from the same period last year. On a pro forma basis, revenue was up 5% year-over-year. Consolidated gross profit margin was 25.5%, down 40 basis points from the prior year. Adjusted EBITDA was $17.2 million or 2.8% of revenue, as compared with $8.4 million or 1.9% of revenue in the prior year. Net loss attributable to common shareholders was $31.8 million or $1.02 per diluted share, as compared with a loss of $52.0 million or $1.68 per diluted share in the prior year. Year-to-date results reflect the impact from the $10.0 million ($9.1 million after taxes) non-cash trade name impairment charge, the $16.7 million non-cash change in the fair value of the convertible note derivative liability, $8.0 million of acquisition and integration costs, and $0.8 million of restructuring charges. Adjusted net income attributable to common shareholders was $0.09 per diluted share for 2014.

Quarterly Business Segment Highlights

Nurse and Allied Staffing
Revenue from Nurse and Allied Staffing increased 112% from the same quarter last year and decreased 1% sequentially. On a pro forma basis revenue was up 11% year-over-year. Contribution income in this segment was $11.1 million, up from $4.8 million in the same quarter last year. The year-over-year increase in segment revenue and contribution income was attributed to robust organic growth and the impact of acquisitions. Average field FTEs increased to 6,325 from 2,487 in the same quarter last year. Revenue per FTE per day was $252 compared to $303 in the same quarter last year reflecting the impact of lower average bill rates of our recent acquisitions.

Physician Staffing
Revenue from Physician Staffing increased 1% from the same quarter last year and decreased 4% sequentially. The year-over-year increase is due to the impact of the MSN acquisition. Contribution income was $2.6 million, up from $1.9 million in the same quarter last year. Total days filled decreased to 20,767 from 21,020 in the same quarter last year. Revenue per day filled increased to $1,454 from $1,412 in the same quarter last year reflecting higher average prices.

Other Human Capital Management Services
Revenue from the Other Human Capital Management Services increased 14% from the same quarter last year and sequentially. Contribution income was $0.6 million, compared to a negative $0.1 million in the same quarter last year.

Cash Flow and Balance Sheet Highlights

Cash flow used in operating activities was $1.0 million for the quarter and $4.1 million for the full year. The use of cash in the full year was primarily due to: $6.1 million of acquisition and integration costs and $2.5 million used to fund working capital of our allied healthcare staffing acquisition (working capital was not acquired with this acquisition). At December 31, 2014, the Company had $5.0 million in cash and cash equivalents and $57.4 million of debt, excluding the full year non-cash change in the fair value of convertible note derivative liability of $16.7 million. The Company had $39.7 million of availability under its credit facility at December 31, 2014.

Outlook for First Quarter 2015

The Company also provided its guidance for the first quarter of 2015:

	Range	Year-over-Year
Change

Revenue	$185 million - $190 million	57%-61%

Gross Profit Margin	25.0% - 25.5%	(80) - (30) basis points

Adjusted EBITDA Margin	3.2% - 3.7%	230 - 280 basis points

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. These ranges do not include the potential impact of any future mergers, acquisitions or other business combinations, any impairment charges or valuation allowances, or any material legal or restructuring charges.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Thursday, March 5, 2015, at 9:00 a.m. Eastern Time to discuss its fourth quarter and full year 2014 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 517-623-4781 from non-U.S. locations - Passcode: Cross Country. From March 5th through March 19th, a replay of the webcast will be available at the Company's website and a replay of the conference call will be available by telephone by calling 800-395-7443 from anywhere in the U.S. or 203-369-3271 from non-U.S. locations - Passcode: 2015.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc., headquartered in Boca Raton, Florida, is a national leader in providing healthcare recruiting, staffing, and workforce management solutions. With more than 30 years of experience, we are dedicated to placing highly qualified nurses and physicians as well as allied health, advanced practice, and case management professionals. We provide both retained and contingent placement services for physicians, as well as retained search services for healthcare executives. We have more than 6,000 active contracts with a broad range of clients, including acute care hospitals, physician practice groups, nursing facilities, rehabilitation and sports medicine clinics, government facilities, as well as nonclinical settings such as homecare and schools. Through our national staffing teams and network of more than 70 branch office locations, we are able to place clinicians for travel and per diem assignments, local short-term contracts, and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed services programs, workforce assessments, internal resource pool consulting and development, electronic medical record transition staffing, and recruitment process outsourcing. In addition, we provide education and training programs for healthcare professionals through seminars and e-learning tools.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's operating performance. Pro forma measures are adjusted to include the results of our acquisitions as if they were acquired in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel nurses and physicians, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2014	2013	2014	2014	2013

Revenue from services	$188,134	$109,179	$188,944	$617,825	$438,311
Operating expenses:
Direct operating expenses	140,493	80,617	141,667	460,021	324,851
Selling, general and administrative expenses	41,538	26,945	40,858	141,018	106,117
Bad debt expense	295	309	257	1,016	1,078
Depreciation	1,070	934	1,005	3,866	3,886
Amortization	995	610	1,011	3,575	2,294
Acquisition and integration costs (a)	2,532	473	2,383	7,957	473
Restructuring costs	85	—	—	840	484
Legal settlement charge	—	—	—	—	750
Impairment charges (b)	10,000	6,400	—	10,000	6,400
Total operating expenses	197,008	116,288	187,181	628,293	446,333
(Loss) income from operations	(8,874)	(7,109)	1,763	(10,468)	(8,022)
Other expenses (income):
Foreign exchange (gain) loss	(14)	22	(11)	49	(132)
Interest expense	1,784	215	1,832	4,160	849
Change in fair value of convertible note derivative liability	9,363	—	7,308	16,671	—
Loss on early extinguishment and modification of debt (c)	—	—	—	—	1,419
Other income	(32)	(36)	(51)	(30)	(119)
Loss from continuing operations before income taxes	(19,975)	(7,310)	(7,315)	(31,318)	(10,039)
Income tax expense	112	45,612	169	216	44,211
Loss from continuing operations	(20,087)	(52,922)	(7,484)	(31,534)	(54,250)
Income from discontinued operations, net of income taxes (d)	—	338	—	—	2,281
Consolidated net loss	(20,087)	(52,584)	(7,484)	(31,534)	(51,969)
Less: Net income attributable to noncontrolling interest in subsidiary	131	—	118	249	—
Net loss attributable to common shareholders	$(20,218)	$(52,584)	$(7,602)	$(31,783)	$(51,969)

Basic (loss) income per share attributable to common shareholders
Continuing operations	$(0.65)	$(1.70)	$(0.24)	$(1.02)	$(1.75)
Discontinued operations	—	0.01	—	—	0.07
Net loss	$(0.65)	$(1.69)	$(0.24)	$(1.02)	$(1.68)

Diluted (loss) income per share attributable to common shareholders
Continuing operations	$(0.65)	$(1.70)	$(0.24)	$(1.02)	$(1.75)
Discontinued operations	—	0.01	—	—	0.07
Net loss	$(0.65)	$(1.69)	$(0.24)	$(1.02)	$(1.68)

Weighted average common shares outstanding:
Basic	31,264	31,085	31,245	31,190	31,009
Diluted	31,264	31,085	31,245	31,190	31,009

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2014	2013	2014	2014	2013
Adjusted EBITDA:
(Loss) income from operations	$(8,874)	$(7,109)	$1,763	$(10,468)	$(8,022)
Depreciation	1,070	934	1,005	3,866	3,886
Amortization	995	610	1,011	3,575	2,294
Acquisition and integration costs (a)	2,532	473	2,383	7,957	473
Restructuring costs	85	—	—	840	484
Legal settlement charge	—	—	—	—	750
Impairment charges (b)	10,000	6,400	—	10,000	6,400
Equity compensation	429	465	416	1,387	2,100
Adjusted EBITDA (e)	$6,237	$1,773	$6,578	$17,157	$8,365

Adjusted Net Income attributable to common shareholders per Diluted Share:
Net loss attributable to common shareholders per diluted share (f)	$(0.65)	$(1.69)	$(0.24)	$(1.02)	$(1.68)
Acquisition and integration costs (a)	0.05	0.01	0.05	0.15	0.01
Restructuring costs	—	—	—	0.02	0.01
Legal settlement charge	—	—	—	—	0.01
Impairment charges (b)	0.29	0.12	—	0.29	0.13
Change in fair value of convertible note derivative liability	0.18	—	0.14	0.32	—
Loss on early extinguishment and modification of debt (c)	—	—	—	—	0.03
Valuation allowance on deferred tax assets (g)	0.15	1.56	0.12	0.32	1.56
Adjustment for change in dilutive share count (f)	0.01	—	—	0.01	0.01
Adjusted net income attributable to common shareholders per diluted share	$0.03	$0.00	$0.07	$0.09	$0.08

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	December 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,995	$8,055
Accounts receivable, net	113,129	60,750
Income taxes receivable	307	538
Prepaid expenses	6,073	6,163
Insurance recovery receivable	5,624	3,886
Indemnity escrow receivable	—	3,750
Other current assets	1,055	793
Total current assets	131,183	83,935
Property and equipment, net	12,133	6,170
Trade names, net	38,201	42,301
Goodwill, net	90,647	77,266
Other identifiable intangible assets, net	33,823	26,198
Debt issuance costs, net	1,257	464
Non-current insurance recovery receivable	16,825	10,914
Non-current security deposits	1,064	997
Total assets	$325,133	$248,245

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$27,314	$10,272
Accrued employee compensation and benefits	28,731	19,148
Current portion of long-term debt and capital lease obligations	3,607	8,483
Sales tax payable	2,573	2,404
Deferred tax liabilities	1,981	535
Other current liabilities	2,790	4,063
Total current liabilities	66,996	44,905
Long-term debt and capital lease obligations	70,467	93
Non-current deferred tax liabilities	18,038	16,849
Long-term accrued claims	32,068	18,303
Long-term deferred purchase price	2,333	—
Long-term unrecognized tax benefits	889	4,013
Other long-term liabilities	4,010	3,415
Total liabilities	194,801	87,578

Commitments and contingencies

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	247,467	246,325
Accumulated other comprehensive loss	(1,118)	(970)
Accumulated deficit	(116,474)	(84,691)
Total Cross Country Healthcare, Inc. stockholders' equity	129,878	160,667
Noncontrolling interest	454	—
Total stockholders' equity	130,332	160,667
Total liabilities and stockholders' equity	$325,133	$248,245

Cross Country Healthcare, Inc.
Segment Data (h)
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	December 31,	% of	December 31,	% of	September 30,	% of	% change	% change
	2014	Total	2013	Total	2014	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing (i)	$146,707	78%	$69,254	64%	$147,518	78%	111.8%	(0.5)%
Physician Staffing (i)	31,035	16%	30,848	28%	32,286	17%	0.6%	(3.9)%
Other Human Capital Management Services	10,392	6%	9,077	8%	9,140	5%	14.5%	13.7%
	$188,134	100%	$109,179	100%	$188,944	100%	72.3%	(0.4)%

Contribution income: (j)
Nurse and Allied Staffing (i) (k)	$11,130		$4,759		$12,575		133.9%	(11.5)%
Physician Staffing (i)	2,597		1,908		1,478		36.1%	75.7%
Other Human Capital Management Services	635		(133)		(55)		577.4%	1,254.5%
	14,362		6,534		13,998		119.8%	2.6%

Unallocated corporate overhead (k)	8,554		5,226		7,836		(63.7)%	(9.2)%
Depreciation	1,070		934		1,005		(14.6)%	(6.5)%
Amortization	995		610		1,011		(63.1)%	1.6%
Acquisition and integration costs (a)	2,532		473		2,383		(435.3)%	(6.3)%
Restructuring costs	85		—		—		(100.0)%	(100.0)%
Impairment charges (b)	10,000		6,400		—		(56.3)%	(100.0)%
(Loss) income from operations	$(8,874)		$(7,109)		$1,763		(24.8)%	(603.3)%

	Year Ended						Year-over-Year
	December 31,	% of	December 31,	% of			% change
	2014	Total	2013	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing (i)	$457,034	74%	$271,563	62%			68.3%
Physician Staffing (i)	123,306	20%	128,781	29%			(4.3)%
Other Human Capital Management Services	37,485	6%	37,967	9%			(1.3)%
	$617,825	100%	$438,311	100%			41.0%

Contribution income: (j)
Nurse and Allied Staffing (i) (k)	$36,326		$18,424				97.2%
Physician Staffing (i)	6,700		8,939				(25.0)%
Other Human Capital Management Services	514		746				(31.1)%
	43,540		28,109				54.9%

Unallocated corporate overhead (k)	27,770		21,844				(27.1)%
Depreciation	3,866		3,886				0.5%
Amortization	3,575		2,294				(55.8)%
Acquisition and integration costs (a)	7,957		473				(1,582.2)%
Restructuring costs	840		484				(73.6)%
Legal settlement charge	—		750				100.0%
Impairment charges (b)	10,000		6,400				(56.3)%
(Loss) income from operations	$(10,468)		$(8,022)				(30.5)%

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended						Year Ended
	December 31,		December 31,		September 30,		December 31,	December 31,
	2014		2013		2014		2014	2013

Net cash (used in) provided by operating activities (in thousands)	$(1,016)		$(2,900)		$2,475		$(4,072)	$8,659

Nurse and Allied Staffing statistical data:
FTEs (i) (l)	6,325		2,487		6,396		4,751	2,378
Average Nurse and Allied Staffing revenue per FTE per day (i) (m)	$252		$303		$251		$264	$313

Physician Staffing statistical data:
Days filled (i) (n)	20,767		21,020		22,742		85,457	90,881
Revenue per day filled (i) (o)	$1,454		$1,412		$1,425		$1,436	$1,405

(a)
On June 30, 2014, the Company acquired substantially all of the operating assets and certain liabilities of Medical Staffing Network Healthcare, LLC. For the three months and year ended December 31, 2014, $2.5 million and $7.3 million, respectively, of acquisition and integration costs were related to this acquisition. On December 2, 2013, the Company acquired the operating assets of On Assignment, Inc.’s Allied Healthcare staffing division. For the year ended December 31, 2014, $0.7 million of acquisition and integration costs were related to this acquisition. The results of MSN and the allied healthcare staffing operations have been included in the Company's consolidated statements of operations since their dates of acquisition.

(b)
The fourth quarter of 2014 and 2013, include non-cash impairment charges of $10.0 million ($9.1 million after taxes) and $6.4 million ($3.9 million after taxes), respectively, related to Physician Staffing trade names.

(c)	Loss on early extinguishment and modification of debt relates to the write-off of unamortized net debt issuance costs related to the repayment of the Company's term loan and revolver in 2013.

(d)
The Company sold its Clinical Trial Services business on February 15, 2013. The Clinical Trial Services business was classified as discontinued operations. Discontinued operations in 2013 includes a gain on sale of $4.0 million pretax, or $2.1 million after tax.

(e)
Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as income or loss from operations before depreciation, amortization, acquisition and integration costs, restructuring costs, legal settlement charge, impairment charges, and equity compensation. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to income or loss from operations as an indicator of operating performance. Management uses Adjusted EBITDA as one performance measure in its annual cash incentive program for certain members of its management team. In addition, management monitors Adjusted EBITDA for planning purposes. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Management believes Adjusted EBITDA, as defined, is useful to investors when evaluating the Company's performance as it excludes certain items that management believes are not indicative of the Company's operating performance. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(f)
The adjustments to net loss attributable to common shareholders have the effect of converting our results from a net loss to net income. Accordingly, the dilutive shares that were excluded from the calculation of net loss per share attributable to common shareholders have been included in the per share calculation to determine the adjusted net income attributable to common shareholders per diluted share. Potentially dilutive shares included in the adjusted per share calculations were (amounts in thousands): 447 and 227 for the three months ended December 31, 2014 and September 30, 2014, respectively; and 335 and 150 for the years ended December 31, 2014 and 2013.

(g)	Includes the impact of establishing a deferred tax asset valuation allowance in the three months and year ended December 31, 2013.

(h)	Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.

(i)	Effective January 1, 2014, the allied health staffing business of MDA is being reported in Physician Staffing. Prior year amounts have been reclassified to conform to the current period presentation.

(j)
Contribution income is defined as (loss) income from operations before depreciation, amortization, acquisition and integration costs, restructuring costs, legal settlement charge, impairment charges, and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.

(k)
Certain prior year amounts have been reclassified to conform to the current period presentation. In 2014, the Company refined its methodology for allocating certain corporate overhead expenses and the Nurse and Allied Staffing expenses to more accurately reflect this segment's profitability.

(l)	FTEs represent the average number of nurse and allied contract staffing personnel on a full-time equivalent basis.

(m)
Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from permanent placement of nurses.

(n)	Days filled is calculated by dividing the total hours filled during the period by 8 hours. Effective January 1, 2014, days filled for all periods presented excludes accrued days filled.

(o)
Revenue per day filled is calculated by dividing the actual revenue invoiced by Physician Staffing by days filled for the period presented. Effective January 1, 2014, the applicable revenue for all periods presented excludes permanent placement and accrued revenue.

Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com

Source: Cross Country Healthcare, Inc.